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                                                                   EXHIBIT 10.13

                                                                      MARIMBA(R)

                                                                   Marimba, Inc.
                                                                440 Clyde Avenue
                                                               Mountain View, CA
                                                                      94034-2232
                                                                 www.marimba.com

                                                                  P 650 930-5282
                                                                  F 650 930-5600

August 9, 2002

Lee Bieber
2961 South Court
Palo Alto, CA  94306

Dear Lee:

         This letter (the "Agreement") is to confirm the agreement between you and Marimba, Inc. (the "Company") regarding the termination of your employment with the Company.

           1. Your employment with the Company will terminate on August 9, 2002 ("Termination Date"). Through the Termination Date, you agree to continue to perform the job duties assigned to you by the Company and the Company agrees that it will continue to pay you your current base salary and provide you any employee benefits that you are otherwise entitled to receive through the Termination Date. On the Termination Date, you will be paid for any accrued but unused PTO and all of your salary earned but unpaid through the Termination Date, less all applicable withholdings.

           2. Although you are not otherwise entitled to receive any severance pay from the Company, on the later of: (a) eight days after you sign this Agreement or; (b) the Termination Date, the Company will pay you a lump sum severance payment of $144,687.50, less all applicable withholdings.

           3. You agree that the only payments and benefits that you are entitled to receive from the Company on or following the Termination Date are those expressly set forth in this Agreement. You acknowledge and agree that this Agreement supercedes any other agreement between you and the Company, including (but not limited to) your Offer Letter dated September 30, 1997, the Restricted Stock Agreement and Notice of Restricted Stock Award entered into by and between

                                        1

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                you and the Company dated July 24, 2001, the Amendment to the
                Agreements Governing the Restricted Stock Award into by and between you and the Company dated June 18, 2002, the Employee Incentive Agreement entered into by and between you and the Company dated July 24, 2001, and the Stock Option Agreement entered into by and between you and the Company dated July 24, 2002 (collectively, the "Prior Agreements") to the extent that such Prior Agreements provide for payments or benefits upon a termination of your employment. Any obligation of the Company to provide you such payments or benefits under any of the Prior Agreements is hereby terminated in its entirety, including, but not limited to, any provisions of the Prior Agreements providing for accelerated vesting of any Company restricted stock or stock options. You expressly waive any right you may have under any of the Prior Agreements to accelerated vesting of any Company restricted stock you hold on the Termination Date and to accelerated vesting or exercisability of any Company stock options you hold on the Termination Date.

         4. The Company will exercise its Right of Repurchase as set forth in the Restricted Stock Agreement entered into by and between you and the Company dated July 24, 2001, pursuant to which the Company will repurchase the shares you purchased pursuant to that agreement at the price of $0.0001 per share (the price at which you purchased such shares). You agree that the entire 50,000 shares subject to such Restricted Stock Agreement, and any amendment thereto, are unvested and will be repurchased by the Company at the total price of five dollars ($5.00). You further agree that this Agreement constitutes the written notice required for the Company to exercise its Right of Repurchase with respect to such shares.

         5. In consideration for receiving the severance payment described in paragraph 2 above, you waive and release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors, or past or present subsidiaries, officers, directors, agents, employees and assigns, with respect to any matter, including, without limitation, any matter arising out of or connected with your employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract, breach of the covenant of good faith and fair dealing, any claims of discrimination or harassment based on sex, age, race, national origin, disability or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the California Labor Code (including Section 201), and all other laws and regulations relating to employment.

         6. You expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows: "A GENERAL RELEASE DOES NOT

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                EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
                EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." You understand that this Agreement constitutes a waiver and release of all claims as set forth herein, including any such claims that you may discover in the future and any such based on facts you may discover in the future.

         7. Nothing contained in this letter shall constitute or be treated as an admission by you or the Company of liability, of any wrongdoing, or of any violation of law.

         8. At all times in the future, you will remain bound by the Company's Proprietary Information and Invention Agreement ("PIIA") signed by you on October 20, 1997 a copy of which is attached, including but not limited to, your non-solicitation obligation as set forth in paragraph 4 of the PIIA.

         9. You understand and agree that you shall have no further rights to vesting of any stock options granted to you by the Company, or restricted stock purchased by you from the Company, following the Termination Date. You further understand that, except as set forth in paragraph 3 of this Agreement, all the terms, conditions and limitations applicable to your stock option grants shall remain in full force and effect.

         10. You agree that you will not disclose to others the fact or terms of this Agreement, except that you may disclose such information to your attorney or accountant in order for such individuals to render services to you.

         11. You agree that you shall not make any negative or disparaging remarks about the Company, its officers, employees, directors, products, services or business practices.

         12. You agree that except as expressly provided in this Agreement, this Agreement renders null and void any and all prior agreements between you and the Company. You and the Company agree that this Agreement constitutes the entire agreement between you and the Company regarding the subject matter of this Agreement, and that this letter agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.

         13. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

         14. You agree that this Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.

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                15. You have up to twenty-one (21) days after receipt of this
                    Agreement within which to review it, and to discuss it with an attorney of your own choosing, at your expense, regarding whether or not you wish to sign it. Furthermore, you have seven (7) days after you have signed this Agreement during which time you may revoke this Agreement.

                16. If you wish to revoke this Agreement, you may do so by delivering a letter of revocation to me. Because of this revocation period, you understand that this Agreement shall not become effective or enforceable until the eighth day after the date you sign this Agreement.

         Please indicate your agreement with the above terms by signing below.

                                        Sincerely yours,

                                        /s/ Jonathan Schoonmaker
                                        ------------------------
                                        Jonathan Schoonmaker

         My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand this Agreement, that I have been represented by counsel in the review and negotiation of this Agreement or that I voluntarily declined to seek such counsel, and that I sign this release of all claims voluntarily, with full appreciation that at no time in the future may I pursue any of the rights I have waived in this Agreement.

Signed:      /s/ Lee Bieber               Dated: 8/9/02
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             Lee Bieber